EXHIBIT 5.5

CONSENT OF GEOLOGIST

I hereby consent to references to my name included or incorporated by reference in Teck Resources Limited’s Registration Statement on Form F-10, filed with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

Sincerely,

/s/ Lucio Canchis
Name:	Lucio Canchis
Title:	SME Registered Member

Lima, Peru

Date: September 17, 2020